EXHIBIT 10.1

Certain identified information in this document has been excluded because it is both (i) not material and (ii) the type that the registrant treats as private or confidential, and has been marked with “[***]” to indicate where omissions have been made.

SECOND AMENDMENT TO OPTION AND LICENSE AGREEMENT

This Second Amendment to Option and License Agreement (the “Amendment”), effective as of May 25, 2023 (the “Second Amendment Effective Date”) by and between GigaGen, Inc., a Delaware corporation having a place of business at 1 Tower Place, Suite 750, South San Francisco, CA 94080 (“GigaGen”) and Kineta, Inc., a Delaware corporation having a place of business at 219 Terry Avenue North, Suite 300, Seattle, WA 98109 on behalf of itself and its Affiliates (“Kineta”), amends that certain Option and License Agreement, dated August 10, 2020 by and between GigaGen and Kineta, as amended by that certain First Amendment to Option and License Agreement, dated November 19, 2020 (together, the “Agreement”). Each of GigaGen and Kineta shall be referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms not defined herein shall have the same meanings as set forth in the Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Parties hereby agree as follows

1. Sections 4.3, 4.4 and 4.5(a) of the Agreement is hereby amended by deleting in its entirety and replacing them with the following:

4.3 Development and Regulatory Milestone Payments. Kineta shall notify GigaGen within thirty (30) days after the first achievement of each milestone event in the table below by Kineta or its Affiliate or Sublicensee. Thereafter, GigaGen may invoice Kineta for the corresponding milestone payment, and Kineta shall pay such invoice within sixty (60) days after the achievement of such milestone event.

Development Milestone Event	Milestone Payment
Initiation of the Phase 1 Clinical Trial* of a Licensed Product	[***]
Initiation of the first Phase 2 Clinical Trial of a Licensed Product	[***]
Initiation of the first Pivotal Clinical Trial of a Licensed Product	[***]
First Regulatory Approval of a Licensed Product in the U.S. for a first Indication	[***]

Development Milestone Event	Milestone Payment
First Regulatory Approval of a Licensed Product in the U.S. for a second Indication	[***]
First Regulatory Approval of a Licensed Product in the U.S. for a third Indication	[***]
First approval of a BLA for a Licensed Product by the EMA	[***]
First approval of a BLA for a Licensed Product in Japan	[***]

* As used herein, the following terms shall have the following meaning, “Phase 1 Clinical Trial” means a study in humans of the safety and dose range of a Licensed Product that is designed to generate sufficient data to commence a Phase 2 Clinical Trial

For the purposes of clarification, each Option and License Agreement is a separate and distinct agreement for services between the parties. Payments (including but not limited to development milestone payments, commercialization milestone payments, and milestone payments) made under the terms of any Option and License Agreement shall not affect amounts owed under other existing or future Option and License Agreements. Each milestone payment set forth above shall be payable only once, regardless of the number of times the applicable milestone event is achieved by any Licensed Product and regardless of the number of Licensed Products to achieve the applicable milestone event under the terms of this Agreement. Under no circumstances shall Kineta be obligated to pay GigaGen more than twenty million and four hundred thousand Dollars ($20,400,000) under Section 4.3 of this Agreement.

4.4 Sales Milestone Payments. Kineta shall make the following milestone payments to GigaGen within ninety (90) days after the end of the calendar year in which the annual Net Sales by Kineta and its Affiliates and Sublicensees of all Licensed Products first reach each of the amounts specified below. Each such sales milestone payment shall be payable one time only.

Sales Milestone Event	Milestone Payment
The aggregate Net Sales of Licensed Products in the Territory in a calendar year exceed two hundred million Dollars ($200,000,000)	[***]
The aggregate Net Sales of Licensed Products in the Territory in a calendar year exceed five hundred million Dollars ($500,000,000)	[***]

The aggregate Net Sales of Licensed Products in the Territory in a calendar year exceed one billion Dollars ($1,000,000,000)	[***]

Under no circumstances shall Kineta be obligated to pay GigaGen more than eleven million Dollars ($11,000,000) pursuant to this Section 4.4.

4.5 Royalties.

(a)
Royalty Rate. Subject to Sections 4.5(b) and (c), Kineta shall pay to GigaGen royalties equal to [***] of annual Net Sales of each Licensed Product in the Field in the Territory during the applicable Royalty Term, on a Licensed Product-by-Licensed Product and country-by-country basis.

2. Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

3. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

[signature page follows]

IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Amendment as of the Second Amendment Effective Date.

GigaGen, Inc. Kineta, Inc.

Signature: /s/ Carter Keller Signature: /s/ Craig Philips

Name: Carter Keller Name: Craig Philips

Title: SVP, Gigagen Title: President

Date: May 24, 2023 Date: May 25, 2023